Exhibit 21

SUBSIDIARIES OF THE COMPANY

Direct subsidiaries of CECO Environmental Corp.

CECO Group, Inc., a Delaware corporation

Flextor Inc., a Quebec company

Direct subsidiaries of CECO Group, Inc.

CECO Filters, Inc., a Delaware corporation

CECO Abatement Systems, Inc., a Delaware corporation

H.M. White, Inc. (f/k/a CECO Energy, Inc.), a Delaware corporation

(d/b/a Kirk & Blum H.M. White Sub in Michigan)

CECOaire, Inc., a Delaware corporation

The Kirk & Blum Manufacturing Company, an Ohio corporation

kbd/Technic, Inc., an Indiana corporation

Effox, Inc., a Delaware corporation

GMD Environmental Technologies, Inc., a Delaware corporation

(f/k/a GMD Acquisition Corp.)

Fisher-Klosterman, Inc., a Delaware corporation

(f/k/a FKI Acquisition Corp.)

CECO Mexico Holdings LLC, a Delaware limited liability company

Direct subsidiaries of CECO Filters, Inc.

CECO India Pvt. Ltd., an Indian company (f/k/a CECO Filters India Pvt. Ltd.)

New Busch Co., Inc., a Delaware corporation

Direct subsidiaries of Fisher-Klosterman, Inc.

FKI, LLC, a Delaware limited liability company

Fisher-Klosterman-Buell Shanghai Co., Ltd., a China company

(f/k/a Kentucky Fabrication (Shanghai Co., Ltd.))

AVC, Inc., a Delaware corporation

Direct subsidiaries of H.M. White, Inc.

CECO Environmental Mexico S. de R.L. de C.V., a Monterrey, Mexico company

CECO Environmental Services S. de R.L. de C.V. , a Monterrey, Mexico company

Direct subsidiaries of Flextor Inc.

Flextor Chile S.A., a Chile company

Flextor do Brasil Importacao e Exportacao Ltda., a Brazil company